Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


             We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amcast Industrial Corporation 1999 Stock Incentive Plan of our report dated October 19, 1999 with respect to the consolidated financial statements and schedules of Amcast Industrial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended August 31, 1999 filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP
                                       ---------------------
                                       Ernst & Young LLP

 Dayton, Ohio
 April 17, 2000